Exhibit 99.1

News Release

CONTACT:

Cameron Golden

Vice President of Investor Relations and Corporate Communications

(404) 407-1984

camerongolden@cousinsproperties.com

website address: www.cousinsproperties.com

COUSINS PROPERTIES ANNOUNCES TRANSFORMATIVE

ACQUISITION OF 5.3 MILLION SQUARE FOOT TEXAS OFFICE

PORTFOLIO FOR $1.1 BILLION

Accelerates Earnings Call to July 30 at 8 a.m. ET

ATLANTA — (July 29, 2013) — Cousins Properties Incorporated (NYSE: CUZ) has signed a definitive agreement to acquire Greenway Plaza, a 10-building, 4.4 million-square-foot office portfolio in Houston, and 777 Main Street, a 980,000-square-foot Class-A office tower in Fort Worth, Texas, for a total purchase price of approximately $1.1 billion in cash from a joint venture operated by Crescent Real Estate Holdings LLC. The Company expects to fund the transaction on a leverage neutral basis through proceeds from a common stock issuance, as well as the anticipated sale of non-core assets and mortgage financing. The acquisition is anticipated to close by mid-September 2013.

“Greenway Plaza and 777 Main Street are an excellent fit with our portfolio as they are high-quality urban properties with embedded NOI growth and future development potential,” said Larry Gellerstedt, President and Chief Executive Officer of Cousins. “Not only do we expect this transaction to be transformative and accretive, it immediately expands our Texas platform and provides substantial geographic diversification at a significant discount to replacement cost.”

Highlights of Greenway Plaza (Houston):

•	High-profile, 10-building office complex comprising 4.4 million square feet
•	Centrally located between Houston’s CBD and Galleria submarkets
•	92 percent occupancy with in-place rents well below market
•	Long-term new development and re-development opportunities

Highlights of 777 Main Street (Fort Worth):

•	40-story, Class-A office tower comprising 980,000 square feet
•	Located in Fort Worth’s CBD in close proximity to Sundance Square
•	72 percent projected year-end occupancy
•	Significant lease-up potential

A detailed overview of the transaction can be found on Cousins’ website: www.cousinsproperties.com.

JP Morgan Securities, LLC served as the Company’s exclusive financial advisor on the acquisition.

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CUZ Announces Transformative Acquisition of 5.3 Million Square Foot Texas Office Portfolio

for $1.1 Billion

July 29, 2013

Second Quarter Earnings Conference Call Moved to July 30

The Company will conduct a conference call at 8:00 a.m. (Eastern Time) on Tuesday, July 30, 2013, to discuss the Company’s results for the second quarter ended June 30, 2013 and the portfolio transaction. The number to call for this interactive teleconference is (212) 231-2917. A replay of the conference call will be available for 14 days by dialing (402) 977-9140 and entering the passcode 21669478. The replay can be accessed on the Company’s website, www.cousinsproperties.com, through the “Q2 2013 Cousins Properties Incorporated Earnings Conference Call” link on the Investor Relations page.

About Cousins Properties

Cousins Properties Incorporated is a fully integrated, self-administered and self-managed real estate investment trust (REIT). The Company, based in Atlanta, GA, primarily invests in Class-A office towers located in high growth Sunbelt markets, with a focus on Georgia, Texas and North Carolina.

Certain matters discussed in this press release are forward-looking statements within the meaning of the federal securities laws and are subject to uncertainties and risk and actual results may differ materially from projections, including matters related to the consummation of the acquisition, the financing of the acquisition, and the effects of acquisition, including its impact on accretion and leverage. Readers should carefully review the Company’s financial statements and notes thereto, as well as the risk factors described in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other documents the Company files from time to time with the Securities and Exchange Commission. Such forward-looking statements are based on current expectations and speak as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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